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                                                                   EXHIBIT 23(B)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 12, 1994 except for Note 2, as to which the date is March 20, 1995, in KeyCorp's Registration Statement (Form S-4) dated August 3, 1995 for the registration of 11,901,016 shares of KeyCorp Common Stock pertaining to the merger of Auto Finance Group, Inc. with and into KeyCorp, which Registration Statement includes the Proxy Statement of Auto Finance Group, Inc. and the Prospectus of KeyCorp.

                                            /s/  ERNST & YOUNG LLP

Chicago, Illinois
August 2, 1995